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                                                                   EXHIBIT 11(b)

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the use in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 15 to the registration statement on Form N-1A (the "Registration Statement") of Schwab Investments of our reports dated September 24, 1996, relating to the financial statements and financial highlights of Schwab 1000 Fund(R), Schwab Long-Term Government Bond Fund, Schwab Short/Intermediate Government Bond Fund, Schwab Long-Term Tax-Free Bond Fund, Schwab Short/Intermediate Tax-Free Bond Fund, Schwab California Long-Term Tax-Free Bond Fund, and Schwab California Short/Intermediate Tax-Free Bond Fund, which appear in such Statement of Additional Information, and to the incorporation by reference of our reports into the Prospectuses of the aforementioned funds which constitutes part of this Registration Statement. We also consent to the reference to us under the heading "Accountants and Reports to Shareholders" in such Statement of Additional Information and to the reference to us under the heading "Financial Highlights" in such Prospectuses.


/s/ Price Waterhouse LLP

Price Waterhouse LLP
San Francisco, California
February 24, 1997